Exhibit 13.5

 Amendment No. 3 to Form 10KSB for 2002

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 10-KSB/A-3

ANNUAL REPORT UNDER SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2002

Commission File No.  0-14119-NY

POLYMER RESEARCH CORP. OF AMERICA

(Exact name of registrant as specified in its charter)

New York	11-2023495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

   2186 Mill Avenue, Brooklyn, New York       11234

                                    (Address of principal executive offices)                     (Zip Code)

(718) 444-4300

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:    NONE

Securities registered pursuant to Section 12(g) of the Act:    Common Stock, $.01 par value

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

☒

State issuers' revenues for its most recent fiscal year - $2,127,457

The aggregate market value of voting stock held by non-affiliates of the Registrant at March 31, 2003, was approximately $1,195,696 based on the last sale price of such stock.

As of March 31, 2003, the Registrant had 2,053,644 shares of Common Stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE:                              NONE

ITEM 13.	Exhibits and Reports on Form 8-K is hereby amended to read in its entirety as follows:

(a)	Exhibits

Exhibit	Description

(3.1)	Registrant's Certificate of Incorporation, as amended, (incorporated by reference as previously filed with the United States Securities and
Exchange Commission on January 7, 1986 on Form 10). Amendment to
the Certificate of Incorporation dated July 23, 1988, (incorporated by reference as previously filed with the United States Securities and
Exchange Commission in March 1991 with Form 10K)

(3.2)	By Laws, as amended (incorporated by reference as previously filed with the United States Securities and Exchange Commission on January 7,
1986 on Form 10K)

(3.3)	Shareholders Rights Plan (filed in 2002 Form 10-KSB/A-2)

(4.1)	SBA Disaster Loan Agreement dated February 13, 2003 between the SBA and Registrant (filed in 2002 Form 10-KSB/A-2)

* (10.1)	Employment Contract of Carl Horowitz, the Company's President, dated
March 1, 1984 (filed herewith)

* (10.1)	Amendment No. 3 dated March 17, 1998 to the
Employment Contract of Carl Horowitz (filed herewith)

* (10.3)	Retirement benefits agreement between the Company and Carl Horowitz, dated July 26, 1994 (incorporated by reference as previously filed with the
United States Securities and Exchange Commission in March, 1995 with Form 10K)

* (10.4)	Retirement benefits agreement between the Company and Irene Horowitz, dated July 26, 1994 (incorporated by reference as previously filed with the
United States Securities and Exchange Commission in March, 1995 with
Form 10K)

(23.1)	Consent of Independent Accountants (filed in 2002 Form 10-KSB)

(31.1)	Certificate of Chief Executive Officer pursuant to Section 302 of Sarbanes-Oxley Act of 2002 (filed herewith)

_____________________
* Management Contract

(b)	Reports on Form 8-K	None

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act, the registrant caused this amendment to the report to be signed on its behalf by the undersigned thereunto duly authorized.

POLYMER RESEARCH CORPORATION OF AMERICA (registrant)

Date: September 25, 2003	/s/ Carl Horowitz
Carl Horowitz, President and Chief Executive Offiicer

Filename:	x10-1.txt
Type:	EX-10.1
Comment/Description:	Employment Agreement
(this header is not part of the document)

                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     AGREEMENT effective March 1, 1984, by and between Polymer Research Corp. of
America, a New York Corporation ("Corporation") and Carl Horowitz ("Employee").

     WHEREAS, the Employee is one of the principal stockholders, President and a director of the Corporation; and

     WHEREAS, Employee's services have been of great value to the Corporation and it is recognized that Employee's continued employment is of substantial importance to the Corporation;

     WHEREAS, the Corporation and Employee are parties to an Employment
Agreement dated October 1, 1976, as renewed by the Board of Directors on May 1,
1981;

     WHEREAS, the Board of Directors, at a Meeting on February 6, 1984, resolved that it was in the best interests of the Corporation to terminate Employee's prior agreement and enter into a new Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual premises set forth herein, it is agreed as follows:

     1. Employment. The Employment Agreement dated October 1, 1976 and renewed
May 1, 1981 is hereby terminated and superseded by this Agreement. Corporation agrees to employ Employee and Employee agrees to be so employed in the capacity of President and Chief Executive Officer for a term of five years effective as of March l, 1984 and terminating February 28, 1989.

     2. Time and Efforts. Employee shall diligently and conscientiously devote his full and exclusive time and attention, and his best efforts to the discharge of his duties as President and Chief Executive Officer of the Corporation.

     3. Board of Directors. Employee shall at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the
Corporation.

     4. Compensation.

               (a) First Year. During the year beginning March 1,1984, the
          Corporation shall pay to Employee as compensation for his services the sum of $70,000 which shall be paid in equal weekly installments.

               (b) Second, Third, Fourth and Fifth Years. During the third, fourth and fifth years of this Agreement, the Corporation shall pay to
          Employee as compensation for his services the sum of $80,000 which shall be paid in equal weekly installments.

     5. Expenses.

               (a) Reimbursement. The Corporation will reimburse Employee for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. Employee shall present to the
          Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

               (b) Automobile. In recognition of Employee's need for an
          automobile for business purposes the Corporation

                                       -2-


          will provide Employee with an automobile including maintenance, repairs, insurance and all costs incident thereto, all comparable to those presently provided to Employee by the Corporation.

          6. Vacation. During the term hereof, the Corporation shall afford to the Employee a vacation with pay of one (1) month each year of the term of this Agreement.

          7. Disability. In the event of a disability of Employee during the term of this Agreement such that he is unable to perform his duties on behalf of Employer for a period in excess of six (6) months, then the employment of the Employee shall be changed from President and Chief
     Executive Officer to consultant, and as compensation therefore he shall receive 75% of his salary as set forth in paragraph "4" less any amount received by him under any form of accident and/or health or disability insurance policy or policies paid for by funds of the Employer for the duration of the term of this Agreement.

          8. Insurance. The Corporation agrees to provide and pay for on behalf of Employee complete medical and major medical insurance and $200,000 of life insurance, with the beneficiary to be designated by the Employee.

          9. Death of Employee. In the event of the death of Employee during the term of this Agreement, then his estate shall be paid by Employer 50% of his salary as specified in paragraph "4" until the end of the five year term of this Agreement.

                                       -3-


          10. Option to Purchase Shares. The Corporation hereby grants Employee for a period of five years an option to purchase all or any part of 150,000 shares of the Corporation's common stock at $4 per share.

          11. Merger of Corporation. If the Corporation shall at any time, be merged or consolidated into or with any other corporation or if more than half of all of the assets or business of the Corporation is transferred to another corporation, the  entire unpaid portion of the compensation due in paragraph "4" hereof shall be due and owing immediately to Employee.

          12. Termination. In the event, the employment of Employee shall be terminated during the term of this Agreement by the Corporation for any reason other than (a) death as provided for in paragraph 9, (b) incapacity or illness as provided for in paragraph 7, (e) voluntary termination by Employee, or (d) conviction of Employee of a crime against the
     Corporation, the Corporation shall continue to pay Employee the same salary payments as required in paragraph"4" until the end of the five (5) year term.

          13. Governing law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

          14. Entire Contract. This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written express or implied, with regard thereto.
     This Agreement may be amended only in writing, signed by both parties hereto.


          15. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof, shall be resolved by arbitration in accordance with the rules then obtaining of the American Arbitration
     Association in New York State, and judgment upon the award rendered may be entered by any court having jurisdiction thereof.

          16. Notice. Any notice required or desired to be given pursuant to this Agreement shall be in writing and mailed by certified mail to the parties at the following addresses:

                   Corporation - 2186 Mill Avenue
                   Brooklyn, N.Y. 11234

                   Employee   - 5607 Filmore Avenue
                   Brooklyn, New York

                                      -6-


          4.3 Governing Law. This Agreement will be governed by and  interpreted in accordance with the internal substantive laws of New York.

     IN WITNESS WHEREOF, the Parties have each executed this Agreement as of the date first above written.

                   POLYMER RESEARCH CORP. OF AMERICA

                   By:   /s/ Irene Horowitz
                         ------------------------
                         Irene Horowitz

                         /s/ Carl Horowitz
                         ------------------------
                         Carl Horowitz

Filename:	x10-2.txt
Type:	EX-10.2
Comment/Description:	Amendment No. 3 to Employment Agreement
(this header is not part of the document)

                                                                    EXHIBIT 10.2

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

     AMENDMENT NO. 3, effective May 17, 1998, to Employment Agreement (the
"Employment Agreement") made as of March 1, 1984, and amended effective May 17,
1988 and May 17, 1993, between Polymer Research Corp. of America, a New
York Corporation (the "Company") and Carl Horowitz ("the Employee").

     WHEREAS, the Company and the Employee desire to further amend the
Employment Agreement;

     NOW, THEREFORE, the Company and the Employee hereby agree that the
Employment Agreement is amended as follows:

     1. Section 1 thereof is hereby amended to provide that the Company agrees to employ Employee and Employee agrees to be so employed, as President and Chief
Executive Officer of the Company for a term of five years commencing on May 17,
1998 and terminating on May 16, 2003.

     2. Paragraph 4 of the Agreement, as amended, is deleted in its entirety and replaced with the following:

               "The Company shall pay Employee an annual salary as follows:

               (a) from May 17, 1998 to December 31, 1998, $170,000;

               (b) from January 1, 1999 to December 31, 1999, $180,000;

               (c) from January 1, 2000 to December 31, 2000, $190,000;

               (d) from January 1, 2001 to December 31, 2001, $200,000;

               (e) from January 1, 2002 to December 31, 2002, $210,000;

               (f) from January 1, 2003 to May 16, 2003, $240,000;

     Said salary shall be paid in equal weekly installments subject to appropriate withholding deductions.

     3. Except as herein amended, all other terms of the March 1, 1984
Employment Agreement, as amended effective May 17, 1988, shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 as of
October 23, 1998, effective May 17, 1998.

                   POLYMER RESEARCH CORP. OF AMERICA

                   By:   /s/ Irene Horowitz
                         ------------------------
                         Irene Horowitz,
                         Senior Vice-President

                         /s/ Carl Horowitz
                         ------------------------
                         Carl Horowitz, Employee

Filename:	x311.htm
Type:	EX-31.1
Comment/Description:	Certification of CEO and CFO
(this header is not part of the document)

EXHIBIT 31

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Carl Horowitz, certify that:

1.  I have reviewed this report on Form 10-KSB, as amended, of Polymer Research Corporation of America;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.  The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) ) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) (Intentionally omitted)

c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.  The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting , to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information ; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  September  25, 2003

By: /s/Carl Horowitz

Carl Horowitz

Chief Executive Officer and Chief Financial Officer